Exhibit 11


                         OIL-DRI CORPORATION OF AMERICA
                     Computation of Weighted Average Number
                              of Shares Outstanding


                                                                  Average
                                                                  Shares-
                                                                  (Weighted
                                  Number  Number of               Shares)Number
                                  of      Shares       Weighted   of Days
 Quarter End         Period       Days    Outstanding  Shares     As Adjusted
October 31,    08/01/96 to           55   6,736,451  370,504,805
1996           09/24/96
               09/25/96 to            1   6,733,951  6,733,951
               09/25/96
               09/26/96 to            1   6,717,551  6,717,551
               09/26/96
               09/27/96 to            3   6,710,451  20,131,353
               09/29/96
               09/30/96 to            1   6,708,451  6,708,451
               09/30/96
               10/01/96 to            1   6,705,251  6,705,251
               10/01/96
               10/02/96 to            1   6,702,251  6,702,251
               10/02/96
               10/03/96 to           12   6,701,751  80,421,012
               10/14/96
               10/15/96 to            1   6,698,451  6,698,451
               10/15/96
               10/16/96 to            1   6,695,751  6,695,751
               10/16/96
               10/17/96 to            1   6,690,251  6,690,251
               10/17/96
               10/18/96 to           11   6,678,051  73,458,561
               10/28/96
               10/29/96 to            3   6,670,051  20,010,153
               10/31/96
                                     92              618,177,7   6,719,324
                                                            92

Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                     1,380
                                                                 6,720,704


October 31,    08/01/95 to            8   6,901,322  55,210,576
1995           08/08/95
               08/09/95 to           63   6,841,322  431,003,286
               10/10/95
               10/11/95 to            1   6,814,922  6,814,922
               10/11/95
               10/12/95 to           20   6,812,922  136,258,440
               10/31/95
                                     92              629,287,224 6,840,079

Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from
exercise of such options.
                                                                         0
                                                                 6,840,079




